UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 18, 2015
Date of Report (Date of earliest event reported)

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 600, Dallas, Texas 75225
(Address of principal executive offices) (zip code)
(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2015, James M. Wright, Jr. was appointed as General Counsel of Energy Transfer Partners, L.L.C. (“ETP LLC”), the general partner of Energy Transfer Partners GP, L.P. (“ETP GP”), which is the general partner of Energy Transfer Partners, L.P. (the “Partnership”), effective immediately. Mr. Wright, age 47, has served as the Partnership’s Deputy General Counsel since April 2008. He served as Associate General Counsel of the Partnership from 2007 to April 2008 and Managing Senior Counsel from 2005 to 2007.

Mr. Wright steps into the role previously held by Thomas P. Mason, who was promoted to Executive Vice President and General Counsel of LE GP, LLC, the general partner of Energy Transfer Equity, L.P. (“ETE”), also effective December 18, 2015. ETE owns a 100% interest in ETP LLC.

There are no arrangements or understandings between Mr. Wright and any other person pursuant to which he was selected as an officer. There are no existing relationships between Mr. Wright, ETP LLC, ETP GP, the Partnership or any of their respective subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationship that would require disclosure under Item 401(d) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.
By: Energy Transfer Partners GP, L.P., its general partner

By: Energy Transfer Partners, L.L.C., its general partner

Date: December 21, 2015	/s/ Thomas E. Long Thomas E. Long Chief Financial Officer